SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Anheuser-Busch InBev SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Belgium	Not Applicable

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Brouwerijplein 1 3000 Leuven, Belgium	Not Applicable

(Address of Principal Executive Offices)	(Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-169514

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
0.800% Notes due 2015 1.375% Notes due 2017 2.500% Notes due 2022 3.750% Notes due 2042	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Anheuser-Busch InBev Worldwide Inc.*	Delaware, United States	2082	43-1162835	One Busch Place, St. Louis, Missouri 63118, U.S.A. Tel: +1 (314) 577-2000

Cobrew NV/SA	Belgium	2082	N/A	Brouwerijplein 1, 3000 Leuven, Belgium Tel: +32 16 27 61 11

BrandBrew S.A.	Luxembourg	2082	N/A	5, rue Gabriel Lippmann - Parc d’Activités Syrdall, L-5365 Münsbach Tel: +352 26 15 96

Anheuser-Busch Companies, LLC.	Delaware, United States	2082	43-1162835	One Busch Place, St. Louis, Missouri 63118, U.S.A. Tel: +1 (314) 577-2000

*	Anheuser-Busch InBev Worldwide Inc. is the issuer of the securities offered hereby. The other listed registrants are guarantors of the securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) a red prospectus supplement dated July 11, 2012 (the “Red Prospectus Supplement”) to a prospectus dated September 21, 2010 (the “Prospectus”), relating to the securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-169514), which became automatically effective on September 21, 2010.

Item 1.	Description of Registrant’s Securities to be Registered

The material set forth in (i) the section captioned “Description of Debt Securities and Guarantees”, “Legal Ownership” and “Tax Considerations” in the registrant’s Registration Statement on Form F-3 (File No. 333-169514) filed with the Securities and Exchange Commission on September 21, 2010, and (ii) the sections captioned “Description of the Notes” and “Taxation” in the Issuer’s Red Prospectus Supplement, dated July 11, 2012 are each incorporated herein by reference. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2.	Exhibits.

4.1.	Indenture, dated as of October 16, 2009, among the Company, Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA and Anheuser-Busch Companies, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form F-4 (File No. 333-163464) filed by Anheuser-Busch InBev SA/NV on December 3, 2009).

4.2	Fifth Supplemental Indenture, dated as of 27 November 2009, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.6 to Form F-4 (File No. 333-163464) filed by Anheuser-Busch InBev SA/NV on 3 December 2009).

4.3	Tenth Supplemental Indenture, dated as of 7 April 2010, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 2.3 to Form 20-F filed by Anheuser-Busch InBev SA/NV on 13 April 2011).

4.4	Form of Twenty-Fifth Supplemental Indenture, among the Company, Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA and Anheuser-Busch Companies, LLC and the Trustee.

4.5	Form of Twenty-Sixth Supplemental Indenture, among the Company, Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA and Anheuser-Busch Companies, LLC and the Trustee.

4.6	Form of Twenty-Seventh Supplemental Indenture, among the Company, Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA and Anheuser-Busch Companies, LLC and the Trustee.

4.7	Form of Twenty-Eighth Supplemental Indenture, among the Company, Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA and Anheuser-Busch Companies, LLC and the Trustee.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Anheuser-Busch InBev Worldwide Inc.

Date: July 12, 2012		By:	/s/ Scott Gray

Name: Scott Gray
Title: Authorized Signatory

Anheuser-Busch InBev SA/NV

By:	/s/ Liesbeth Hellemans	By:	/s/ Christine Delhaye

Name: Liesbeth Hellemans		Name: Christine Delhaye
Title: Authorized Signatory		Title: Authorized Signatory

Cobrew NV/SA

		By:	/s/ Liesbeth Hellemans

Name: Liesbeth Hellemans
Title: Authorized Signatory

BrandBrew S.A.

		By:	/s/ Liesbeth Hellemans

Name: Liesbeth Hellemans
Title: Authorized Signatory

Anheuser-Busch Companies, LLC

By:	/s/ Scott Gray

Name: Scott Gray
Title: Authorized Signatory

INDEX TO EXHIBITS

Exhibit No.

4.1.	Indenture, dated as of October 16, 2009, among the Company, Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA and Anheuser-Busch Companies, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form F-4 (File No. 333-163464) filed by Anheuser-Busch InBev SA/NV on December 3, 2009).

4.2	Fifth Supplemental Indenture, dated as of 27 November 2009, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.6 to Form F-4 (File No. 333-163464) filed by Anheuser-Busch InBev SA/NV on 3 December 2009).

4.3	Tenth Supplemental Indenture, dated as of 7 April 2010, among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 2.3 to Form 20-F filed by Anheuser-Busch InBev SA/NV on 13 April 2011).

4.4	Form of Twenty-Fifth Supplemental Indenture, among the Company, Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA and Anheuser-Busch Companies, LLC and the Trustee.

4.5	Form of Twenty-Sixth Supplemental Indenture, among the Company, Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA and Anheuser-Busch Companies, LLC and the Trustee.

4.6	Form of Twenty-Seventh Supplemental Indenture, among the Company, Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA and Anheuser-Busch Companies, LLC and the Trustee.

4.7	Form of Twenty-Eighth Supplemental Indenture, among the Company, Anheuser-Busch InBev SA/NV, Brandbrew S.A., Cobrew NV/SA and Anheuser-Busch Companies, LLC and the Trustee.